SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8 - K

                                 Current Report
                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) : June 20, 2003

                               CALPROP CORPORATION
             (Exact name of registrant as specified in its charter)

          California                      1-6844             95-4044835
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)   I.R.S. Employer
 incorporation or organization)                              Identification No.)

 13160 Mindanao Way, Suite 180, Marina Del Rey, California           90292
----------------------------------------------------------       -------------
 (Address of principal executive offices)                         (Zip Code)

 (Registrant's telephone number, including area code)  (310) 306-4314
                                                     ------------------

                                 Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

ITEM 5.   OTHER EVENTS.

     On June 20, 2003, Calprop Corporation issued a press release announcing its results of operations for the quarter ended March 31, 2003 and discussing certain other matters. The press release is filed as an exhibit hereto.

ITEM 7.   EXHIBITS.

     The following exhibits are filed with this current report on Form 8 - K:

     Exhibit No.               Description
     -----------               -----------
        99           Press Release dated June 20, 2003 issued by Calprop
                     Corporation

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

           CALPROP CORPORATION

           By:  /s/ Mark F. Spiro                          .
               ---------------------------------------------
               Mark F. Spiro
               Vice President/Secretary/Treasurer
               (Chief Financial and Accounting Officer)
               June 20, 2003

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

FOR  IMMEDIATE RELEASE
Friday, June 20, 2003

                      CALPROP REPORTS FIRST QUARTER RESULTS

             Company Reports Net Profit of $413,344 in First Quarter
             -------------------------------------------------------

Marina Del Rey, CA, June 20, 2003 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three month period ended March 31, 2003, today reported net profit from operations for the three month period ended March 31, 2003.

     "For the three month period ended March 31, 2003, Calprop incurred a net profit of $413,344. Our backlog decreased to $5,375,000 on 16 units, down 88.2% from $45,470,000 on 119 units a year ago. Presently, Calprop is developing three projects as compared to nine projects at this time a year ago. The Company is currently in escrow to purchase five new properties, approximately 600 lots in both Northern and Southern California. Three of these projects are anticipated to commence production within the next six months, if not sooner. We plan on closing units in mid-2004 from some of these projects," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

     For the first quarter, Calprop's revenues were $4.6 million, a decrease of $16,719,991 or 78.5% from $21.3 million of revenues in the first quarter a year ago. Loss from development operations was $530,679 for the first quarter compared to income of $94,774 in the same quarter a year ago. Net profit for the first quarter of 2003 was $413,344 or $0.04 per share on 10,257,333 weighted average shares and common stock equivalents, compared with net loss of $267,446 or ($0.03) per share on 10,254,005 weighted average shares and common stock equivalents, in the same quarter a year ago. "The increase in results was due primarily to a sale of Calprop's interest in a limited liability company that owns Andalucia Luxury Townhomes. Though our revenue has diminished, we responded by generating rental property income and reducing our general and administrative costs," explained Victor Zaccaglin.

     Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California and Colorado. The Company's common stock is traded on the OTCBB under the symbol CLPO.

     For additional information:
     contact:                                    Mark F. Spiro, calprop.com
     email:                                      mspiro@calprop.com

                                 (Tables Follow)

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

                               CALPROP CORPORATION
                               -------------------
                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------


                                     ASSETS
                                     ------
                                   (Unaudited)

                                                                  March 31, 2003              December 31, 2002
                                                                    (Unaudited)
                                                                -----------------             ------------------
Investment in Real Estate:
  Real estate under development                                      $22,504,195                    $24,166,829
  Rental property, (net of accumulated depreciation
    of $195,000 and $121,875, respectively)                           11,115,149                     11,182,886
                                                                -----------------             -------------------
    Total investment in real estate                                   33,619,344                     35,349,715

Other Assets:
  Cash and cash equivalents                                            1,945,792                      3,444,541
  Deferred tax assets                                                  6,324,174                      6,535,343
  Other assets                                                           745,485                        745,347
                                                                -----------------             ------------------
     Total other assets                                               $9,015,451                    $10,725,231
                                                                -----------------             ------------------

     Total assets                                                    $42,634,795                    $46,074,946
                                                                -----------------             ------------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
                                       ------------------------------------

Liabilities:
  Trust deeds and notes payable                                      $18,269,295                    $19,726,186
  Related-party notes                                                 13,987,634                     13,987,634
                                                                -----------------             ------------------
     Total trust deeds, notes payable and related-party notes         32,256,929                     33,713,820
  Accounts payable and accrued liabilities                             2,329,337                      2,724,856
  Deposit                                                                     --                      2,000,000
  Warranty reserves                                                      756,569                        757,550
                                                                -----------------             ------------------
     Total liabilities                                                35,342,835                     39,196,226
                                                                -----------------             ------------------
Stockholders' equity:
  Common stock, no par value
    Authorized - 20,000,000 shares
    Issued and outstanding - 10,239,105 and 10,235,305 shares
    at March 31, 2003 and December 31, 2002, respectively             10,239,105                     10,235,305
  Additional paid-in capital                                          25,850,776                     25,849,446
  Deferred compensation                                                  (28,600)                       (28,600)
  Stock purchase loans                                                  (533,092)                      (527,858)
  Accumulated deficit                                                (28,236,229)                   (28,649,573)
                                                                -----------------             ------------------
     Total stockholders' equity                                        7,291,960                      6,878,720
                                                                -----------------             ------------------
                                                                -----------------             ------------------
     Total liabilities and stockholders' equity                      $42,634,795                    $46,074,946
                                                                -----------------             ------------------


                                    - more -

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


                                                CALPROP CORPORATION
                                                -------------------
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                       -------------------------------------
                                                    (Unaudited)

                                                                             Three Months Ended
                                                                                 March 31,
                                                                  ----------------------------------
                                                                      2003                2002
                                                                  ---------------       ------------
Development operations:
  Real estate sales                                                   $4,572,279          21,292,270
  Cost of real estate sales                                            5,102,958          21,197,496
                                                                  ---------------       -------------
(Loss) income from development operations                              (530,679)              94,774

Loss from investment in real estate venture                                   --            (75,769)

Other income:

  Rental                                                                 253,782                  --
  Gain on sale of investment in real estate venture                    2,000,000                  --
  Interest and miscellaneous                                              19,040              62,048
  Management fee                                                              --             207,182
                                                                  ---------------       -------------
Total other income                                                     2,272,822             269,230
Other expenses:
   Rental operating                                                      112,090                  --
   General and administrative                                            485,043             555,446
   Depreciation                                                           71,137                  --
   Interest                                                              384,740                  --
                                                                  ---------------       -------------
Total other expenses                                                   1,053,010             555,446

Minority interests                                                           764                 235

Income (loss) before provision for income taxes                          688,369            (267,446)
Provision for income taxes                                               275,025                  --
                                                                  ---------------       -------------
Net income (loss)                                                       $413,344           ($267,446)
                                                                  ---------------       -------------

Basic and diluted net (loss) income per share                              $0.04              $(0.03)
                                                                           ======             =======
Weighted average number of common shares and
     common stock equivalents adjusted for stock dividends            10,257,333          10,254,005
Units
     Single family homes                                                       5                  23
     Townhomes                                                                 6                  35
                                                                               -                  --
Total                                                                         11                  58


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